                                      LEASE

       THIS LEASE, made and entered into as of the 20th day of February, 1996, by and between T & J INVESTMENT CO., a Kansas general partnership, hereinafter referred to as the ("Lessor"), and ELECTRONIC PROCESSING, INC., a Missouri corporation, (hereinafter referred to as the "Lessee"),

WITNESSETH:

       WHEREAS, the T & J INVESTMENT CO., a Kansas general partnership, owns certain real estate and buildings and improvements constructed thereon, more fully described on Exhibit A attached hereto and incorporated herein (the "Premises");

       NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, Lessor and Lessee do hereby covenant and agree as follows:

               1. GRANTING OF LEASEHOLD. The Lessor by these presents hereby, rents, leases and lets the Premises unto the Lessee, and the Lessee hereby rents, leases and hires the Premises from the Lessor for the rentals and upon and subject to the terms and conditions hereinafter set forth.

               2. TERM. The term of this Lease shall commence on February 20, 1996, and shall continue thereafter until February 28, 2001.

               3. OPTION TO EXTEND TERM. The Lessee shall have an option to extend this Lease upon the terms and conditions set forth herein for an additional period of five (5) years. The option is to be exercised in writing by the Lessee not later than six (6) months prior to the expiration of the original term.

               4. USE OF PREMISES. The Premises are to be used for the business operations and offices of the Lessee and warehouse space as discussed herein.

               5. RENTAL. As rental for the Premises (the "Rental"), the Lessee shall pay to the Lessor monthly rental due in advance on the first day of each month in the amount of Twelve-Thousand, One-Hundred ,Twenty-Five and 00/100 Dollars ($12,125.00) for the period beginning March 1, 1996, and ending February 28, 1997. For the period beginning March 1, 1997, and ending February 28, 1998, the Rental shall be Twelve-Thousand, Five-Hundred and 00/100 Dollars ($12,500.00) per month. For the period beginning March 1, 1998, and ending February 28, 1999, the Rental shall be Twelve-Thousand, Nine-Hundred and 00/100 Dollars ($12,900.00) per month. For the period beginning March 1, 1999, and ending February 28, 2000, the Rental shall be Thirteen-Thousand, Two-Hundred and 00/100 Dollars ($13,200.00) per month. For the period beginning March 1, 2000, and ending February 28, 2001, the Rental shall be Thirteen-Thousand, Six-Hundred and 00/100 Dollars ($13,600.00) per month.

       In the event that the Lessee shall exercise its option to extend the term of this Lease under paragraph 4, the Rental for the period beginning March 1, 2001, and ending February 28, 2002, shall be Fourteen-Thousand and 00/100 Dollars ($14,000.00) per month. For the period beginning March 1, 2002, and ending February 28, 2003, the Rental shall be Fourteen-Thousand, Five-Hundred, Ninety and 00/100 Dollars ($14,500.00) per month. For the period beginning March 1, 2003, and ending February 28, 2004, the Rental shall be Fourteen-Thousand, Nine-Hundred and 00/100 Dollars ($14,900.00) per month. For the period beginning March 1, 2004, and ending February 28, 2005, the Rental shall be Fifteen-Thousand, Three-Hundred, Seventy-Three and 00/100 Dollars per month. For the period beginning March 1, 2005, and ending February 28, 2006, the Rental shall be Fifteen-Thousand, Four-Hundred and 00/100 Dollars ($15,400.00) per month. Lessee shall also pay any additional rental as required hereunder.

          6. TRIPLE NET LEASE. The parties hereto recognize and agree that this Lease is intended as a "triple net Lease", and that the Lessor shall in all events receive as rental from the Lessee, an amount equal to the Rental hereunder, and an amount equal to all costs, charges, expenses, fees and other financial responsibilities of Lessor, incurred in connection with its obligations hereunder, including without limitation, all taxes, assessments, utilities, insurance, costs, maintenance and repair costs, on other associated items. To this end, the Lessee hereby agrees to pay to the Lessor as additional rent any sums required to effectuate the purpose and intent of this Lease as a triple net Lease.

          7. CONSTRUCTION. The Lessee agrees to accept the Premises in the condition existing on the date of the commencement of the Lease, but the Lessee shall have the benefit of all warranties accruing to the Lessor by reason of construction of the Premises and the installation of any machinery and equipment.

          8. ALTERATIONS AND ADDITIONS. The Lessee shall make no substantial alterations or additions to the Premises without the prior written consent of the Lessor in each instance being first had and obtained. Any such alterations or additions so approved shall be at the sole cost and expense of the Lessee, and shall neither reduce the size and strength of the building nor adversely affect the market value of the Premises.

          9. MECHANIC'S LIENS. It is agreed that neither party shall permit the filing of a mechanic's, materialmen's or other similar lien against the Premises or any part thereof for materials furnished or labor provided for any improvements erected on the Premises or repairs made to the Premises during the term of this Lease or any extension hereof. In the event any such lien is filed and the same is not removed by the contracting party within twenty (20) days thereafter, the other party may satisfy the same and the Lessor may add to or the Lessee may subtract from the rental payable thereafter the amounts so paid; provided, however, no such satisfactions shall be made by such non-contracting party so long as the contracting party is contesting such a lien upon reasonable grounds and such contest stays the foreclosure thereof.

          10. INSURANCE. The Lessee shall provide and pay for each and every policy of casualty and liability insurance required by the Lessor, or, at the option of the

          Lessor, reimburse the Lessor the premiums for any one or more of the same. Such policies and provisions thereof shall in all respects comply with the requirements set forth by the Lessor. Current certificates evidencing the aforesaid policies shall be provided to the Lessor upon its request. The policies shall be obtained through Lockton Insurance Company or written by such insurance companies authorized to do business in the State of Kansas having a Best rating of not less than BX. Lessee shall be responsible for obtaining its own general public liability insurance, personal property insurance and any other insurance it deems necessary.

          11. WAIVER OF LIABILITY. It is agreed that each of the parties hereto does hereby waive and release any and all claims, demands and causes of action which such party might otherwise have against the other for damages to or loss of any part of the Premises, or to any of the contents and leasehold improvements therein belonging to the Lessee, and arising from perils ordinarily insured against under standard fire and extended coverage insurance policies issued in the State of Kansas, whether such damage or loss is occasioned by the negligence of the parties, their agents, servants and employees, or otherwise; and that all policies of insurance written to insure the Premises and its contents shall contain a proper provision, by endorsement or otherwise, whereby the insurance carriers issuing the same shall acknowledge that the insured has so waived and released its right of recovery against the other party hereto and shall waive the right of subrogation which such carrier might otherwise have had against such other party, all without impairment or invalidation of such insurance.

          12. INDEMNITY. The Lessee agrees, in addition to maintaining the public liability insurance policy referred to in paragraph 12 hereof, to protect and save the Lessor whole and harmless from any and all claims of any third parties for injuries to person or damage to property arising out of the occupancy or operation of the Premises by the Lessee, except such claims as arise out of negligent, intentional or willful acts of the Lessor.

          13. UTILITIES. The Lessee shall contract for in its own name and pay for all utility services, including deposits, used in connection with the Premises and, at its sole cost and expense, procure any and all permits, licenses and authorizations necessary in connection therewith.

          14. ASSIGNMENT AND LEASING. The Lessee shall in no event, during the term of this Lease or any extension hereof, further sublet all or any portion of the Premises or assign this Lease, either in whole or in part, whether by operation of law or otherwise, nor permit any other person or persons to otherwise occupy the Premises or any portion thereof, without the prior consent in writing of the Lessor. It is anticipated that the Lessee may sublet a portion of the Premises for warehouse space to unrelated third parties, and that Lessor will not unreasonably withhold its consent to such a Lease.

          15. CONDEMNATION. If all of the Premises shall be condemned by any authority having the right of condemnation, or if such a portion of the Premises is so condemned as will prevent practical use of the Premises for Lessee's purposes, this Lease, and all obligations hereunder, shall terminate on the date title vests pursuant to such proceedings. In the event the proper judicial authority does not divide the award to compensate the separate loss of each party, the Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Premises or if the grade of any street or alley adjacent is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the improvements to conform to the changed grade, either party shall have the right to cancel this Lease after having given written notice of cancellation to the other party not less than ninety (90) days prior to the date of cancellation designated in the notice. In the event of any such termination, Rental at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable to either party for the right of cancellation and the Lessee shall have no right to share in the condemnation award or in any judgment for damage caused by the taking or the change of grade. Nothing herein shall preclude an award being made to Lessee for loss of business or depreciation to and cost of removal of equipment and fixtures.

          16. MAINTENANCE AND REPAIR. The Lessee shall, at its sole cost and expense, maintain and make all repairs to the Premises necessary to preserve it in good order and condition and/or required of the Lessor in the Lease.

          17. DAMAGE OR DESTRUCTION. In the event the Premises are damaged or destroyed to the extent it is no longer usable by the Lessee, then either party may terminate the Lease. In the event the Premises are damaged by any insurable event, but not to such extent as to be no longer usable, Lessor shall restore the Premises to its former condition and rent shall abate proportionately until such restoration.

          18. LESSEE'S PROPERTY. The Lessor shall not in any manner be responsible or liable for any damage to the property, fixtures or chattels of the Lessee on the Premises, except, in the case of damage arising from a willful act on the part of the Lessor, its employees or agents.

          19. REMOVALS. All repairs, alternations, additions, improvements, installations and any other fixtures by whomsoever installed or erected on the Premises (except such business trade fixtures and equipment belonging to Lessee as can be removed without damage to or leaving incomplete the Premises) shall belong to Lessor and remain on and be surrendered with the Premises as a part thereof at the expiration of this Lease or any extension thereof.

          20. HOLDOVER. If the Lessee remains in possession of the Premises after the expiration of this Lease or, where applicable, any extension hereof, without the execution of a new Lease, it shall be deemed to be occupying the Premises as tenant from month-to-month, subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

          21. SUBORDINATION. The Lessee agrees that this Lease shall be subordinate to any mortgage that may hereafter be placed upon the Premises and to all renewals and extensions thereof, and agrees to execute any and all documents required to evidence or effectuate such subordination.

          22. WASTE. Lessee shall not commit waste or permit waste to be committed in or upon the Premises, and at the termination of this Lease shall surrender and deliver the Premises to the Lessor in as good condition as the same was at the commencement of the term hereof, excepting (1) acts of God and unavoidable casualties; (2) intentional acts for which the Lessor is responsible hereunder; and (3) ordinary wear and tear.

          23. PUBLIC REQUIREMENTS. Lessee shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Premises or the use thereof, and the cost of such compliance shall be borne by the Lessee.

          24. DEFAULT. This Lease is made on condition that if:

               a. The Lessee defaults in the due and punctual payment of Rental and any additional rentals provided for herein; or

               b. The Lessee defaults in the keeping or performance of any other covenant or obligation herein contained on the Lessee's part to be kept or performed, and the Lessee fails to remedy the same within twenty (20) days after the Lessor has given the Lessee written notice specifying such default (or such additional period, if any, as may be reasonably required to cure such default if it is of such nature that it cannot be cured within said twenty (20) day period because of governmental restriction or other cause beyond the control of the Lessee); or

               c. The Lessee shall file a voluntary petition under the Bankruptcy Code, as amended; or an involuntary petition under the Bankruptcy Code, as amended, is filed against the Lessee, and after full hearing, Lessee is adjudged to be bankrupt, insolvent or unable to pay its debts as they mature; or the Lessee makes an assignment for the benefit of creditors or a trustee or receiver, after full hearing, is appointed or retained to take charge of and manage any substantial part of the assets of the Lessee; or any execution or attachment shall issue against the Lessee whereupon the Premises, or any part thereof, or any interest therein of the Lessee under this Lease shall be taken or attempted to be taken and the same is not released prior to judicial sale thereunder (each of the events described in this subparagraph being deemed default under the provisions of this Lease);

          then the Lessor shall have the option to do any one or more of the following: Upon ten (10) days prior written notice, unless default shall be for failure to pay rent for which no demand or notice shall be necessary, in addition to or not in limitation of any other remedy permitted by law, to enter upon the Premises or any part thereof, either with or without process of law, and to expel, remove and put out the Lessee or any other persons who might be thereon, together with all personal property found therein; and, the Lessor may terminate this Lease or it may from time to time, without terminating this Lease, rent the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises. At the option of the Lessor, rents received by the Lessor from such reletting shall be applied first to the payment of any indebtedness from the Lessee to the Lessor other than rent due hereunder; second, to payment of any costs and expenses of such reletting, including, but not limited to, attorney's fees, advertising fees and brokerage fees, and to the payment of any repairs, renovation, remodeling, re-decorations, alterations and changes in the Premises; third, to the payment of rent due and payable hereunder and interest therein, and, if after applying said rentals there is any deficiency in the rent and interest to be paid by the Lessee under this Lease, the Lessee shall pay any such deficiency to the Lessor and such deficiency shall be calculated and collected by Lessor monthly. No such re-entry or taking possession of the Premises shall be construed as an election on the Lessor's part to terminate this Lease unless a written notice of such intention be given to the Lessee. Notwithstanding any such reletting without termination, the Lessor may at any time thereafter elect to terminate this Lease for such previous breach and default. Should the Lessor at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from the Lessee the worth at the time of such termination of the excess of the amount of rent reserved in this Lease for the balance of the term hereof over the then reasonable rental value of the Premises for the same period. The Lessor shall have the right and remedy to seek redress in the courts at any time to correct or remedy any default of the Lessee by injunction or otherwise, without such resulting or being deemed a termination of this Lease, and the Lessor, whether this Lease has been or is terminated or not, shall have the absolute right by court action or otherwise to collect any and all amounts of unpaid rent or any other sums due from the Lessee to the Lessor under this Lease which were or are unpaid at the date of termination. In case it should be necessary for the Lessor to bring any action under this Lease, to consult or place this Lease or any amount payable by Lessee hereunder with an attorney concerning or for the enforcement of any of the Lessor's rights hereunder, then the Lessee agrees in each and any such case to pay to the Lessor, the Lessor's reasonable attorney's fees.

          25. SURVIVAL OF OBLIGATIONS. The Lessee covenants and agrees with the Lessor that its obligations under this Lease shall survive the cancellation and termination of this Lease for any cause, and that the Lessee shall continue to pay the Rental and the additional rentals provided for herein and perform all other obligations set forth in this Lease, all at the time or times specified herein.

          26. PERFORMANCE OF LESSEE'S OBLIGATIONS. If the Lessee shall fail to keep or perform any of its obligations as provided in this Lease in respect of (a) maintenance of insurance, (b) prompt payment of taxes and assessments, (c) repairs and maintenance of the Premises, (d) compliance with legal or insurance requirements, or (e) keeping the Premises lien free, or in the making of any other payment or performance of any other obligation, then the Lessor may (but it shall not be obligated so to do) upon the continuance of such failure on the Lessee's part for twenty (20) days after notice of such failure is given the Lessee by the Lessor and without waiving or releasing the Lessee from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and all sums so paid by the Lessor and all necessary and incidental costs and expenses incurred by the Lessor in performing such obligation shall be deemed additional rent and shall be paid to the party incurring such costs and expenses on demand, and if not so paid by the Lessee, the Lessor shall have the same rights and remedies provided for in the case of default by the Lessee in the payment of Rental.

          27. RIGHTS OF ENTRY. At all reasonable times during the existence of this Lease, Lessor shall have the right to enter the Premises for the purpose of inspecting the same, or performing such work in or about the Premises made necessary by the default of Lessee, or for exhibiting the Premises to prospective purchasers, lessees or mortgagees.

          28. RIGHTS CUMULATIVE. The rights and remedies reserved by the Lessor and the Lessee hereunder and those provided by law shall be construed as cumulative and continuing rights. No one of them shall be exhausted by the exercise thereof on one or more occasions. The Lessor and the Lessee shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

          29. QUIET ENJOYMENT. The Lessor agrees that so long as the Lessee fully complies with all of the terms, covenants and conditions herein contained on the Lessee's part to be kept and performed, the Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the aforesaid term, it being expressly understood and agreed that the aforesaid covenant of quiet enjoyment shall be binding upon the Lessor, its successors or assigns.

          30. RIGHT OF FIRST REFUSAL. Subject to any restrictions, conditions or limitations under the Lease, in the event Lessor shall receive from an unrelated third party, an acceptable bona fide offer to purchase the Lessor's interest in the Premises, it shall immediately notify the Lessee in writing of such offer, stating the terms and conditions of the offer. The Lessee shall have thirty (30) days after receipt of said written notice to elect to meet such offer by giving the Lessor written notice of its election, and settlement shall be held within thirty (30) days thereafter.

          31. OPTION TO PURCHASE. Subject to any restrictions, conditions or limitations under the Lease, at any time, the Lessee, upon giving thirty (30) days written notice to the Lessor, shall have the right to purchase the Lessor's interest in the Premises from the Lessor. If the Lessor and Lessee are able to agree upon an appraiser, said appraiser shall determine the purchase price of the Premises. In the event the Lessor and Lessee are unable to agree upon an appraiser within fifteen
          (15) days of the receipt of the aforementioned written notice, then the Lessor and Lessee will each select an appraiser no later than twenty (20) days of receipt of the written notice. Upon the selection of an appraiser or appraisers, as the case may be, the purchase price will be determined within thirty (30) days. If there are two appraisers, the purchase price shall be determined by taking the average of their respective appraisals. The purchase price shall be paid in cash or on such other terms and conditions as may be agreed to by the Lessor within thirty (30) days of the determination of the purchase price.

          32. NOTICES. All notices required or desired to be given hereunder shall be in writing and all such notices and other written documents required or desired to be given hereunder shall be deemed duly served and delivered for all purposes (a) upon the Lessor, if a copy thereof be mailed by certified or registered mail, postage prepaid, addressed to the Lessor at 501 Kansas Avenue, Kansas City, Kansas 66105, or at such other place as the Lessor from time to time may designate in writing to the party giving such notice, and (b) upon the Lessee, if a copy thereof be mailed by certified or registered mail, postage prepaid, addressed to the Lessee at the Premises, or at such other place as the Lessee may from time to time designate in writing to the party giving such notice. All notices given by certified or registered mail as aforesaid shall be deemed duly given as of the date they are so mailed.

          33. WAIVER OF BREACH. No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by either party of any covenant, agreement or undertaking, the non-defaulting party may nevertheless accept from the other any payment or payments or performance hereunder without in any way waiving its right to exercise any of its rights and remedies provided for herein or otherwise with respect to any such default or defaults which were in existence at the time such payment or payments or performance were accepted by it.

          34. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relation of principal and agent or of partnership or of joint venture between the Lessor and the Lessee. It is understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, creates a relationship other than the relationship of landlord and tenant.

          35. SECTION HEADINGS. The section headings shall not be treated as a part of this Lease or as affecting the true meaning of the provisions hereof.

          36. INVALIDITY OF PORTIONS OF THE LEASE. If for any reason any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

          37. CONSTRUCTION AND ENFORCEMENT. This Lease shall be construed and enforced in accordance with the laws of Kansas. Wherever in this Lease it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as a express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

          38. AMENDMENTS. This Lease may not be amended except by written agreement executed by the Lessor and the Lessee subsequent to the date hereof.

          39. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties hereto, there being no oral or collateral understandings other than the terms and provisions hereof.

          40. COVENANTS RUN WITH THE PREMISES. The terms, covenants, agreements and conditions herein set forth shall run with the Premises and be fully binding upon and inure to the benefit of the successors and assigns of the parties hereto, except that no assignment or subletting by the Lessee without the written consent of the Lessor shall vest any right in the assignee or sublessee of the Lessee.

IN WITNESS WHEREOF, the parties hereto have hereunto subscribed their names as of the day and year first above written.


                                   T & J INVESTMENT CO.

                                   By
                                        ------------------------------
                                        Tom W. Olofson
                                        General Partner


                                   By
                                        ------------------------------
                                        Jerry L. Haney
                                        General Partner


                                   "LESSOR"


                                   ELECTRONIC PROCESSING, INC.


[Seal]

ATTEST:

                                   By
-------------------------             --------------------------------
Assistant Secretary                     Tom W. Olofson
                                        CEO
ELECTRONIC PROCESSING, INC.             "Lessee"

                                    EXHIBIT A

     (a) All of Lots 1 thru 17, inclusive and all of Lots 40, 41, 42 and 43, all in Block 28, Armourdale, also including the North 25 feet of the East 156 feet of Block 4, Armourdale Community Redevelopment Area, all now in and a part of Kansas City, Wyandotte County, Kansas.

     Containing approximately 73,321 square feet.

            Subject to: (1) easements, restrictions and reservations now of record, the rights of the public in and to any part of the premises lying or being in public roads, alleys or highways, and (3) taxes and assessments, general and special, not now due or payable; and

     (b) The buildings and all improvements constructed or located thereon.